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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2003

IESI Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-98657 (Commission File Number)	75-2712191 (IRS Employer Identification No.)
2301 Eagle Parkway Suite 200 Fort Worth, Texas 76177 (Address of principal executive offices, including zip code)
(817) 632-4000 (Registrant's telephone number, including area code)

Item 9.    Regulation FD Disclosure

        On October 10, 2003, 2003, IESI Corporation issued a press release announcing the acquisition of the Seneca Meadows landfill in Seneca Meadows, New York, the completion of the Series E round of equity financing, which raised $47.5 million for the Registrant, and the completion of a new $400 million credit facility. A copy of the press release is attached as Exhibit 99.1.

        The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IESI CORPORATION (Registrant)
By:	/s/ THOMAS J. COWEE Name: Thomas J. Cowee Title: Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: October 10, 2003

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated October 10, 2003.

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  Item 9. Regulation FD Disclosure
SIGNATURES
Exhibit Index